UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 20, 2017

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 20, 2017, Tonix Pharmaceuticals Holding Corp. (the “Company”) presented a poster entitled “Phase 2 Multisite Double-Blind Placebo-Controlled Trial of TNX-102 SL in Military-Related Posttraumatic Stress Disorder: Mediators and Moderators of Treatment Response” (the “Poster”), at the 72nd Annual Scientific Convention of the Society of Biological Psychiatry, in San Diego, California (the “SOBP Meeting”).

The foregoing description of the Poster is qualified in its entirety by reference to the Poster, a copy of which is filed as Exhibit 99.01 to, and is incorporated by reference in, this report.

On May 22, 2017, the Company issued a press release announcing the Poster presentation at the SOBP Meeting. A copy of the press release that discusses this matter is filed as Exhibit 99.02 to, and incorporated by reference in, this report.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Phase 2 Multisite Double-Blind Placebo-Controlled Trial of TNX-102 SL in Military-Related Posttraumatic Stress Disorder: Mediators and Moderators of Treatment Response Poster*
99.02	Press Release, dated May 22, 2017, issued by Tonix Pharmaceuticals Holding Corp.*

* Furnished herewith.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: May 22, 2017	By:	/s/ SETH LEDERMAN
Seth Lederman
Chief Executive Officer

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